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                                                                   EXHIBIT 10.20

                              SECOND AMENDMENT TO
                            JOINT VENTURE AGREEMENT

                                BY AND BETWEEN
                              TRANS COSMOS, INC.
                                      AND
                       PRIMUS KNOWLEDGE SOLUTIONS, INC.

This Second Amendment to the Joint Venture Agreement ("Second Amendment") is made and entered into as of July 24, 2000 by and among Trans Cosmos, Inc., a Japanese corporation ("TCI") and Primus Knowledge Solutions, Inc. (formerly known as "Primus Communications Corporation"), a Washington corporation ("Primus").

RECITALS

1. Primus and TCI are parties to a certain Joint Venture Agreement ("JVA") dated November 16, 1995, and amended by the First Amendment to the Joint Venture Agreement dated September 25, 1997 (the "First Amendment").

2. Pursuant to the JVA, Primus and TCI established Primus Knowledge Solutions KK Japan (formerly known as "Primus Communications Corp. Japan), a Japanese corporation ("Primus KK").

3. Pursuant to the JVA, Primus and TCI entered into a mutual noncompetition agreement with respect to the business of Primus KK for the term of the JVA and a period of 2 years after the parties cease to be a shareholder of Primus KK.

4. Pursuant to the First Amendment, Best Career KK was added as a party to the JVA and was issued 500 shares of stock in Primus KK. Best's shares were subsequently transferred to TCI and, on or about April 20, 1998, the Board of Directors of Primus KK approved such transfer. The parties agree that as of the date of such transfer of Best's shares to TCI, Best shall no longer be deemed a party to the JVA and the provisions of the First Amendment regarding or relating to such transfer and the shareholder rights related thereto are no longer effective or binding.

5. The total outstanding stock of Primus KK is 700 shares as of the date of execution of this Second Amendment. The total authorized stock of Primus KK is 800 shares. Of the outstanding shares, Primus owns 100 shares and TCI owns 600 shares. TCI currently owns 85.7% of the stock of Primus KK and Primus owns 14.3% of such stock.

TERMS AND CONDITIONS

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Article 1 is hereby amended to provide that TCI shall have 80.7% of the voting interest of Primus KK, and Primus shall have 19.3% of the voting interest of Primus KK.

2. As soon as reasonably practical following execution of this Second Amendment, TCI shall cause Primus KK to transfer 5% of TCI's interest in Primus KK to Primus and to amend the books and records of Primus KK accordingly.

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3. In consideration of the above stock transfer, Article 13 of the JVA is hereby deleted in its entirety.

4. Articles 14-25 are renumbered accordingly to become Articles 13-24, respectively; and further, all references to such renumbered paragraphs within such paragraphs shall be renumbered accordingly.

5. Article 12 is hereby amended by replacing the third sentence to read in its entirety as follows: "Notwithstanding anything to the contrary contained herein, the parties' obligations under Articles 9, 12, 13, 14, 15 and 24 hereunder shall survive termination of this Agreement."

MISCELLANEOUS

1.  Documentation, Translation.  Within ten (10) days of the execution of this
    --------------------------
Second Amendment (the "Amendment Date"), TCI shall ensure that the Japanese version of the JVA is amended to reflect the terms to which the parties agree in this Second Amendment and that all necessary Japanese government approvals and filings have been obtained or made, or that provisions for them have been made within such ten (10) day period and such approvals and filings are obtained or made promptly thereafter.

2.  Effective Date of Japanese Versions.  On or before the Amendment date, TCI
    -----------------------------------
shall provide Primus with true, accurate and correct English translations of the Japanese version of the amended Agreement. Until Primus receives such translations, the provisions of this English version shall prevail among the parties, notwithstanding any provision of the Agreement to the contrary.

3.  Effect of Amendments.  Except as expressly amended by this Second Amendment,
    --------------------
and the First Amendment, the JVA shall remain unaltered and in full force and effect.

Executed as of the date set forth above.

PRIMUS KNOWLEDGE SOLUTIONS, INC.        TRANS COSMOS, INC.

By: /s/ Michael A. Brochu               By: /s/ Yasuki Matsumoto
    ___________________________             ___________________________

Name: Michael A. Brochu                 Name: Yasuki Matsumoto
     __________________________                ________________________

Title: President & CEO                  Title: Executive Vice President
      _________________________                ________________________

Date:__________________________         Date:  ________________________



ACKNOWLEDGED AND ACCEPTED:              ACKNOWLEDGED AND ACCEPTED WITH
                                        RESPECT TO RECITALS PARAGRAPH 4:

PRIMUS KNOWLEDGE SOLUTIONS KK           BEST CAREER KK

By: /s/ Masahiro Sasaki                 By:  /s/ Isamu Sagara
    ___________________________             ___________________________

Name:  Masahiro Sasaki                  Name:  Isamu Sagara
       ________________________                ________________________

Title: Prsident                         Title: Chairman
       ________________________                ________________________

Date:__________________________         Date:  __________________________

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